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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 15, 2003

                          JOS. A. BANK CLOTHIERS, INC.
             (Exact name of registrant as specified in its charter)

                  DELAWARE                             36-3189198
                  --------                             ----------
           (State of Incorporation)       (I.R.S. Employer Identification No.)


         500 HANOVER PIKE, HAMPSTEAD, MD                 21074
         -------------------------------                 -----
     (Address of principal executive offices)          (zip code)

                                 (410) 239-2700
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS.

Robert N. Wildrick, President and Chief Executive Officer of the Company, has entered into a Rule 10b5-1 trading plan to exercise options and sell up to 600,000 shares of the company's common stock. 50,000 shares per month will be sold under the plan in roughly equal weekly increments. Additional shares, up to (but not exceeding) all remaining shares under the plan, may be sold any time the shares achieve certain prearranged minimum prices. Sales may take place over a period of approximately one year, beginning July 18, 2003 and ending June 30, 2004. The counterparty under the plan is Wachovia Securities, LLC. The plan is dated July 15, 2003.

Rule 10b5-1 allows corporate insiders to establish prearranged written plans to buy or sell a specified number of shares of a company stock over a set period of time. A plan must be entered into in good faith at a time when the insider is not in possession of material, nonpublic information. Subsequent receipt by the insider of material, nonpublic information will not prevent transactions under the plans from being executed. Plans may reduce stock price volatility by spreading transactions over an extended period of time rather than restricting them to open trading windows.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Jos. A. Bank Clothiers, Inc.
                                       (Registrant)


                                       By: /s/ Robert N. Wildrick
                                           ------------------------------------
                                           Robert N. Wildrick
                                           Chief Executive Officer and Director

Dated July 15, 2003